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                                                                  EXECUTION COPY




                                  WARRANT AGREEMENT

                             Dated as of October 22, 1996


                                    By and Between

                                    COINSTAR, INC.

                                         and

                                 THE BANK OF NEW YORK

                                   AS WARRANT AGENT

                 Warrants to Purchase 665,000 Shares of Common Stock

                                   $.001 Par Value

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                                  WARRANT AGREEMENT


     WARRANT AGREEMENT ("AGREEMENT"), dated as of October 22, 1996 by COINSTAR, INC., a Delaware corporation (together with any successor thereto, the "COMPANY"), and The Bank of New York, not in its individual capacity but solely as warrant agent (with any successor Warrant Agent, the "WARRANT AGENT").

          WHEREAS, the Company has entered into a purchase agreement (the "PURCHASE AGREEMENT") dated October 22, 1996 with Smith Barney Inc. (the "INITIAL PURCHASER") in which the Company has agreed to sell to the Initial Purchaser 95,000 units (the "UNITS") consisting in the aggregate of (i) $95,000,000 aggregate principal amount at maturity of 13% Senior Subordinated Discount Notes due October 1, 2006 (the "NOTES") of the Company to be issued under an indenture dated as of October 1, 1996 (the "INDENTURE"), between the Company and The Bank of New York, as trustee (in such capacity, the "TRUSTEE") and (ii) 95,000 Warrants (the "INITIAL WARRANTS" and the certificates evidencing the Initial Warrants being hereinafter referred to as "INITIAL WARRANT CERTIFICATES"), each representing the right to purchase initially seven shares of Common Stock, $.001 par value of the Company (the "COMMON STOCK"). In addition, the Company will be obligated to issue additional warrants to the holders of the Notes upon the occurrence of the Contingent Event ( as defined below) (the "CONTINGENT WARRANTS" and the certificates evidencing the Contingent Warrants being hereinafter referred to as "CONTINGENT WARRANT CERTIFICATES"), each representing the right to purchase initially three shares of Common Stock. The Initial Warrants and the Contingent Warrants are referred to herein collectively as the "WARRANTS," and the Initial Warrant Certificates and the Contingent Warrant Certificates are referred to herein collectively as the "WARRANT CERTIFICATES";

          WHEREAS, the Company desires the Warrant Agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Warrants may be issued, exchanged, canceled, replaced and exercised;

          NOW, THEREFORE, the parties hereto agree as follows:

                                      ARTICLE I

                ISSUANCE, FORM, EXECUTION, DELIVERY AND REGISTRATION
                               OF WARRANT CERTIFICATES

     SECTION 1.1. ISSUANCE OF WARRANTS. The Initial Warrants shall be issued in connection with the issuance of the Notes.

     The Contingent Warrants shall be issued on October 1, 1998 to the then current holders of the Notes if the Company has not consummated an offering of Equity Interests (other than Disqualified Capital Stock) to the public pursuant to a registration statement filed with the Commission, the gross proceeds of which exceed $25 million, and an Exercise Event has not

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otherwise occurred (the "Contingent Event").  See Section 2.2 for the definitions of the terms in this sentence.

     Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to such holder of the Warrant) the number of fully paid and non-assessable shares of Common Stock stated in the Warrant (the shares purchasable upon exercise of a Warrant being hereinafter referred to as the "SHARES" and, where appropriate, such term shall also mean the other securities or property purchasable and deliverable upon exercise of a Warrant as provided in Article V) at the price specified herein and therein, in each case subject to adjustment as provided herein and therein.

     SECTION 1.2. FORM OF WARRANT CERTIFICATES. The Warrant Certificates will initially be issued in global form (the "GLOBAL WARRANTS"), substantially in the form of EXHIBIT A hereto (with respect to the Initial Warrants) and EXHIBIT B hereto (with respect to the Contingent Warrants) (in each case, including footnote 1 thereto). In the future, Warrant Certificates may be issued in registered form as definitive Warrant certificates (the "DEFINITIVE WARRANTS"). The Warrant Certificates evidencing the Global Warrants or the Definitive Warrants to be delivered pursuant to this Agreement shall be substantially in the form set forth in EXHIBIT A hereto (with respect to the Initial Warrants) and EXHIBIT B hereto (with respect to the Contingent Warrants). Such Global Warrants shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and Depository (as defined below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the Depository with respect to the Global Warrants until a successor shall be appointed by the Company and the Warrant Agent. Upon written request, a Warrant holder may receive from the Warrant Agent Definitive Warrants as set forth in Section 1.7 hereof.

     SECTION 1.3. EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by the chairman of its Board of Directors, its president or any vice president and attested by its secretary or assistant secretary. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

     In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificate so signed shall be countersigned and delivered by the Warrant Agent or disposed of by the Company, such Warrant Certificate nevertheless may be countersigned and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of


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the execution of such Warrant Certificate, shall be the proper officers of the
Company, although at the date of the execution and delivery of this Agreement any such person was not such an officer.

     SECTION 1.4. AUTHENTICATION AND DELIVERY. Subject to the immediately following paragraph, Warrant Certificates shall be authenticated by manual signature and dated the date of authentication by the Warrant Agent and shall not be valid for any purpose unless so authenticated and dated. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register (as defined in Section 1.6 hereof).

     Upon the receipt by the Warrant Agent of a written order of the Company, which order shall be signed by the chairman of its Board of Directors, its president or any vice president and attested by its secretary or assistant secretary, and shall specify the amount of Warrants to be authenticated, whether the Warrants are to be Global Warrants or Definitive Warrants, the date of such Warrants and such other information as the Warrant Agent may reasonably request, without any further action by the Company, the Warrant Agent is authorized, upon receipt from the Company at any time and from time to time of the Warrant Certificates, duly executed as provided in Section 1.3 hereof, to authenticate the Warrant Certificates and deliver them. Such authentication shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates).

     In case any authorized signatory of the Warrant Agent who shall have authenticated any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall be disposed of by the Company, such Warrant Certificate nevertheless may be delivered or disposed of as though the person who authenticated such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be authenticated on behalf of the Warrant Agent by such persons as, at the actual time of authentication of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

     The Warrant Agent's authentication on all Warrant Certificates shall be in substantially the form set forth in Exhibits A and B.

     SECTION 1.5. TEMPORARY WARRANT CERTIFICATES. Pending the preparation of definitive Warrant Certificates, the Company may execute, and the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates, which are printed, lithographed, typewritten or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

     If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at any office or agency maintained by the Company for that purpose pursuant to Section 1.9 hereof. Subject to the

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provisions of Section 4.1 hereof, such exchange shall be without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute, and the Warrant Agent shall authenticate and deliver in exchange therefor, one or more definitive Warrant Certificates representing in the aggregate a like number of Warrants. Until so exchanged, the holder of a temporary Warrant Certificate shall in all respects be entitled to the same benefits under this Agreement as a holder of a definitive Warrant Certificate.

     SECTION 1.6. REGISTRATION. The Company will keep, at the office or agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided in this Article. Each person designated by the Company from time to time as a person authorized to register the transfer and exchange of the Warrants is hereinafter called, individually and collectively, the "REGISTRAR." The Company hereby initially appoints the Warrant Agent as Registrar. Upon written notice to the Warrant Agent and any acting Registrar, the Company may appoint a successor Registrar for such purposes.

     The Company will at all times designate one person (who may be the Company and who need not be a Registrar) to act as repository of a master list of names and addresses of the holders of Warrants (the "WARRANT REGISTER"). The Warrant Agent will act as such repository unless and until some other person is, by written notice from the Company to the Warrant Agent and the Registrar, designated by the Company to act as such. The Company shall cause each Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable such repository to maintain the Warrant Register on as current a basis as is practicable.

     SECTION 1.7.     REGISTRATION OF TRANSFERS AND EXCHANGES.

          (a) TRANSFER AND EXCHANGE OF DEFINITIVE WARRANTS. When Definitive Warrants are presented to the Warrant Agent with a request:

               (i)    to register the transfer of the Definitive Warrants; or

               (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if the requirements under this Warrant Agreement as set forth in this Section
1.7 hereof for such transactions are met; provided, however, that the Definitive Warrants presented or surrendered for registration of transfer or exchange:

               (x) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the holder thereof or by his attorney, duly authorized in writing; and


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               (y)    in the case of Warrants the offer and sale of which have
                      not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and are presented for transfer or exchange prior to (x) the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Warrant, or any predecessor thereto and (y) such other date, if any, as may be required by any subsequent change in applicable law (the "RESALE RESTRICTION TERMINATION DATE"), such Warrants shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable, however, it being understood that the Warrant Agent need not determine which clause
                      (A) through (D) below is applicable:

                      (A) if such Warrant is being delivered to the Warrant Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit B hereto); or

                      (B) if such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act (a "QIB")) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act, a certification to that effect (in substantially the form of EXHIBIT C hereto); or

                      (C) if such Warrant is being transferred to an "accredited investor" within the meaning of Rule 501(a) under the Securities Act (an "ACCREDITED INVESTOR"), delivery of a Certificate of Transfer in the form of EXHIBIT D hereto and an opinion of counsel and/or other information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                      (D) if such Warrant is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of EXHIBIT C hereto) and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

          (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE WARRANT FOR A BENEFICIAL INTEREST IN A GLOBAL WARRANT. A Definitive Warrant may not be exchanged for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the


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Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with:

                      (A) certification, substantially in the form of EXHIBIT C hereto, that such Definitive Warrant is being transferred to a QIB in accordance with Rule 144A under the Securities Act or to an Accredited Investor pursuant to another available exemption under such Act; and

                      (B) written instructions directing the Warrant Agent to make, or to direct the Depository to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Warrant Agent, the number of Warrants represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall authenticate a new Global Warrant in the appropriate amount.

          (c) TRANSFER AND EXCHANGE OF GLOBAL WARRANTS. The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the Depository, in accordance with this Warrant Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.

          (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL WARRANT FOR A DEFINITIVE WARRANT.

               (i) Any person having a beneficial interest in a Global Warrant may upon request exchange such beneficial interest for a Definitive Warrant. Upon receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any person having a beneficial interest in a Global Warrant and upon receipt by the Warrant Agent of a written order or such other form of instructions as is customary for the Depository or the person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents, however, it being understood that the Warrant Agent need not determine which clause (A) through (D) below is applicable:

                      (A) if such beneficial interest is being transferred to the person designated by the Depository as being the beneficial owner, a certification from such person to that effect (in substantially the form of EXHIBIT C hereto); or


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                      (B)     if such beneficial interest is being transferred
                              to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement in accordance with Rule 144 or Rule 904 under the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of EXHIBIT C hereto); or

                      (C) if such beneficial interest is being transferred to an Accredited Investor, delivery of a Certificate of Transfer in the form of EXHIBIT D hereto and an opinion of counsel and/or other information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                      (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of EXHIBIT B hereto) and an opinion of counsel from the transferee or transferor reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depository and the Warrant Agent, the aggregate amount of the Global Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate (as defined), the Warrant Agent will authenticate and deliver to the transferee a Definitive Warrant.

               (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 1.7(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing. The Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Warrants are so registered.

          (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL WARRANTS. Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in subsection (f) of this Section 1.7), a Global Warrant may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the


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Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f) AUTHENTICATION OF DEFINITIVE WARRANTS IN ABSENCE OF DEPOSITORY. If at any time:

               (i) the Depository for the Warrants notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Warrant and a successor Depository for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice; or

               (ii) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement,

then the Company will execute, and the Warrant Agent, upon receipt of an officers' certificate signed by two officers of the Company (one of whom must be the principal executive officer, principal financial officer or principal accounting officer) (an "OFFICERS' CERTIFICATE") requesting the authentication and delivery of Definitive Warrants, will authenticate and deliver Definitive Warrants, in an aggregate number equal to the aggregate number of warrants represented by the Global Warrant, in exchange for such Global Warrant.

          (g)  LEGENDS.

               (i) Except as permitted by the following paragraph (ii), each Warrant Certificate evidencing the Global Warrants, the Definitive Warrants (and all Warrants issued in exchange therefor or substitution thereof) and the Warrant Shares shall bear a legend substantially to the following effect:

                      "THIS SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR


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                      OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE
                      SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
                      (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

               (ii) Upon any sale or transfer of a Warrant pursuant to Rule 144 under the Securities Act in accordance with this
                      Section 1.7 or under an effective registration statement under the Securities Act:

                      (A) in the case of any Warrant that is a Definitive Warrant, the Warrant Agent shall permit the holder thereof to exchange such Warrant for a Definitive Warrant that does not bear the legends set forth above and rescind any related restriction on the transfer of such Warrant; and

                      (B) any such Warrant represented by a Global Warrant shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 1.7(c) hereof); PROVIDED, HOWEVER, that with respect to any request for an exchange of a Warrant that is represented by a Global Warrant for a Definitive Warrant that does not bear the legends set forth above, which request is made in reliance upon Rule 144 under the Securities Act, the holder thereof shall certify in writing to the Warrant Agent that such request is being made pursuant to Rule 144 under the Securities Act (such certification to be substantially in the form of EXHIBIT C hereto).


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               (iii)  Any transfer purported to be effected without compliance with the foregoing provisions in this paragraph (g) shall be null and void.

          (h) CANCELLATION AND/OR ADJUSTMENT OF A GLOBAL WARRANT. At such time as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant, by the Warrant Agent to reflect such reduction.

          (i) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF DEFINITIVE WARRANTS.

               (i) To permit registrations of transfers and exchanges, the Company shall execute, at the Warrant Agent's request, and the Warrant Agent shall authenticate Definitive Warrants and Global Warrants.

               (ii) All Definitive Warrants and Global Warrants issued upon any registration, transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Definitive Warrants or Global Warrants surrendered upon the registration of transfer or exchange.

               (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

          (j) PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of the Shares upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for the Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. No service charge shall be imposed for any transfer of Warrants.

          (k) INDEMNIFICATION. Each holder of a Warrant Certificate agrees to indemnify the Company and the Warrant Agent against any liability that may result from the transfer, exchange or assignment of such holder's Warrant Certificate in violation of any provision of this Agreement and/or applicable U.S. Federal or state securities law.


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     SECTION 1.8.     LOST, STOLEN, DESTROYED, DEFACED OR MUTILATED WARRANT
CERTIFICATES. Upon receipt by the Company and the Warrant Agent (or any agent of the Company or the Warrant Agent, if requested by the Company or Warrant Agent) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of indemnity satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment from the holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent and the Registrar) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this
Section 1.8 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

     The Warrant Agent is hereby authorized to authenticate in accordance with the provisions of this Agreement, and deliver the new Warrant Certificates required pursuant to the provisions of this Section.

     SECTION 1.9.     OFFICES FOR EXERCISE, ETC.  So long as any of the
Warrants remain outstanding, the Company will designate and maintain in the Borough of Manhattan, The City of New York, (a) an office or agency where the Warrant Certificates may be presented for exercise, (b) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange (including the exchange of temporary Warrant Certificates for definitive Warrant Certificates pursuant to Section 1.5 hereof), and (c) an office or agency where notices and demands to or upon the Company in respect of the Warrants or of this Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient; PROVIDED, HOWEVER, that an office or agency shall at all times be maintained in the Borough of Manhattan, The City of New York, as provided in the first sentence of this Section. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies within or outside The City of New York, where Warrant Certificates may be presented for exercise or for registration of transfer or for exchange, and the Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the Warrant Agent at its corporate trust office located at 101 Barclay Street, 21st Floor, New York, NY 10286 (the "WARRANT AGENT OFFICE"), as the initial agency maintained for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notice may be served at the Warrant Agent Office and the Company appoints the Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.

     SECTION 1.10. OWNERSHIP OF WARRANT The Company or the Warrant Agent may deem and treat the person in whose name the Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing thereon made by any person other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, until presentment of this Warrant for registration of transfer as provided in this Agreement.

                                      ARTICLE II

                  DURATION, EXERCISE OF WARRANTS AND EXERCISE PRICE

     SECTION 2.1. DURATION OF WARRANTS. Subject to the terms and conditions established herein, the Warrants shall expire at 5:00 p.m., New York time, on the earlier to occur of (i) 90 days after an Exercise Event which causes such Warrants to become exercisable and (ii) October 1, 2006 (such earlier date, the "EXPIRATION DATE"); PROVIDED, HOWEVER, that if the Company delivers a notice to holders of Warrants and to the Warrant Agent prior to the Expiration Date stating that upon advice of legal counsel to the Company, the Warrants cannot be exercised without the benefit of an effective registration statement and further stating that the Company does not expect such registration statement to become effective on or before the Expiration Date, then the Warrants shall expire on the third Business Day following the effectiveness of such registration statement. Each Warrant may be exercised on any Business Day (as defined below) on or after an Exercisability Date (as defined below) and on or prior to the close of business on the Expiration Date.

     Any Warrant not exercised before the close of business on the Expiration Date shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

     "BUSINESS DAY" shall mean any day on which (i) banks in New York City, (ii) the principal national securities exchange or market, if any, on which the Common Stock is listed or admitted to trading and (iii) the principal national securities exchange or market, if any, on which the Warrants are listed or admitted to trading are open for business.

     SECTION 2.2.     EXERCISE, EXERCISE PRICE, SETTLEMENT AND DELIVERY.

          (a) Subject to the provisions of this Agreement, a holder of Warrants shall have the right to purchase from the Company (i) on and for 10 days following a Co-Sale Event the number of fully paid and non-assessable Shares which shall be included in a sale pursuant to Section 3 or 5 of the Co-Sale Agreement (and in no event greater than the number of Shares set forth in the applicable Warrant Certificate) and (ii) on or after the occurrence of an Exercise Event (the date of the occurrence of an Exercise Event or a Co-Sale Event, as applicable, an "EXERCISABILITY DATE") and on or prior to the close of business on the Expiration Date the number of fully paid, registered and non-assessable Shares set forth in the applicable Warrant Certificate, or, if a Co-Sale Event has occurred, and a holder of Warrants has exercised a Warrant with respect to less than all of the Shares set forth in the Warrant Certificate, such number of remaining Shares, in each case subject to adjustment in accordance with Article V hereof, at the purchase price of $.01 for each Share for which a Warrant is exercised (the "EXERCISE PRICE"). The number and kind of Shares for which a Warrant may be exercised (the "EXERCISE RATE") shall be subject to adjustment from time to time as set forth in Article V hereof.

     "CAPITAL STOCK" means:  (i) in the case of a corporation, corporate stock;
     (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or other membership interests; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" or "group" (within the meanings of Sections 13(d)(3) and 14(d)(2), respectively, of the Exchange Act) other than (y) the holders of the Company's Capital Stock as of the date of this Agreement, or (z) the Principal or his Related Parties (as defined below),
     (ii) the adoption of a plan relating to the liquidation or dissolution of the Company and (iii) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" or "group" (as defined above), other than (y) the holders of the Company's Capital Stock as of the date of this Agreement, or (z) the Principal and his Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company or (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     For purposes of the foregoing definition of Change of Control, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the

Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     "CO-SALE EVENT" means so long as an Exercise Event shall not have previously occurred, the seventh day prior to any date on which a holder of Warrants will sell all or a portion of the Warrants or Shares pursuant to Sections 3 or 5 of the Amended and Restated Co-Sale Agreement dated as of December 15, 1995 by and among the Company and the other Persons party thereto, as amended or supplemented from time to time (the "Co-Sale Agreement").

     "DISQUALIFIED CAPITAL STOCK" means any Capital Stock to the extent that, by is terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the stated maturity of the Notes.

     "EQUITY INTERESTS" means, collectively, Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "EXERCISE EVENT" means, with respect to each Warrant, the date of the earliest of: (1) the seventh day prior to the occurrence of a Change of Control, (2) the consummation of a Public Equity Offering, (3) a consolidation, merger or purchase of Assets involving the Company or any of its Subsidiaries that results in the Common Stock of the Company being subject to registration under the Exchange Act, (4) the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, or (5) 90 days prior to October 1, 2006.

     "PERSON" means any individual, corporation, company (including limited liability company), partnership, joint venture, association, joint-stock company, trust, unincorporated organization or a government or any agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business..

     "PLAN OF LIQUIDATION" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

     "PRINCIPAL" means Mr. Jens H. Molbak.

     "PUBLIC EQUITY OFFERING" means the consummation of an offering of Equity Interests (other than Disqualified Capital Stock) by the Company to the public pursuant to a registration statement filed with the Commission, the aggregate gross proceeds of which exceed $10 million.

     "RELATED PARTY" means, with respect to any Principal, (i) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse, or immediate family member (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Person referred to in the immediately preceding clause (i).

     "SUBSIDIARY," with respect to any Person, means (i) any corporation, a majority of whose voting stock (defined as any class or classes of capital stock having voting power under ordinary circumstances to elect a majority of the Board of Directors) is owned, directly or indirectly, by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries and (ii) any other person (other than a corporation) in which the Company, one or more Subsidiaries, or the Company and one or more Subsidiaries, directly or indirectly, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof. As of the Issue Date, the Company has no Subsidiaries.

     "VOTING STOCK" means, with respect to any specified Person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such Person.

          (b)  Warrants may be exercised on or after an Exercisability Date by
(i) surrendering at any office or agency maintained for that purpose by the Company pursuant to Section 1.9 (each a "WARRANT EXERCISE OFFICE") the Warrant Certificate evidencing such Warrants with the form of election to purchase Shares set forth on the reverse side of the Warrant Certificate (the "ELECTION TO EXERCISE") duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and in the case of a transfer, such signature shall be guaranteed by an eligible guarantor institution, and (ii) paying in full the Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to Section 1.7(j) hereof.

          (c) Simultaneously with the exercise of each Warrant, payment in full of the Exercise Price shall be made in cash or by certified or official bank check or by wire transfer to be delivered to the office or agency where the Warrant Certificate is being surrendered. Notwithstanding the foregoing sentence, a Warrant may also be exercised solely by the surrender of the Warrant, and without the payment of the Exercise Price in cash, for such number of Shares equal to the product of (1) the number of Shares for which such Warrant is exercisable with payment of the Exercise Price as of the date of exercise and (2) the Cashless Exercise Ratio. For purposes of this Agreement, the "CASHLESS EXERCISE RATIO" shall equal a fraction, the numerator of which is the excess of the Current Market Value of the Common Stock on the date of exercise (calculated as set forth in Section 5.1(o) hereof) over the Exercise Price Per Share as of the date of exercise and the denominator of which is the Current Market Value of the Common Stock on the date of exercise (calculated as set forth in Section 5.1(o) hereof). An exercise of a Warrant in accordance with the immediately preceding sentences is herein called a "CASHLESS EXERCISE." Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the holder's option to elect a Cashless Exercise, the number of Shares deliverable upon a Cashless Exercise shall be equal to the number of Warrants that the holder specifies is to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. "EXERCISE PRICE PER SHARE" means the Exercise Price divided by the number of Shares for which a Warrant is then exercisable (without giving effect to the Cashless Exercise option). No payment or adjustment shall be made on account of any dividends on the Shares issued upon exercise of a Warrant.

          (d) Upon such surrender of a Warrant Certificate and payment and collection of the Exercise Price at any Warrant Exercise Office (other than any Warrant Exercise Office that also is an office of the Warrant Agent), such Warrant Certificate and payment shall be promptly delivered to the Warrant Agent. The "EXERCISE DATE" for a Warrant shall be the date when all of the items referred to in the first sentence of paragraphs (b) and (c) of this
Section 2.2 are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraphs (b) and (c) are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the first sentence of paragraphs (b) and (c) are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

          (e) Upon the exercise of a Warrant in accordance with the terms hereof, the receipt of a Warrant Certificate and payment of the Exercise Price (or election of the Cashless Exercise option), the Warrant Agent shall: (i) except to the extent exercise of the Warrant has been effected through Cashless Exercise, cause an amount equal to the Exercise Price to be paid to the Company by crediting the same to the account designated by the Company in writing to the Warrant Agent for that purpose; (ii) advise the Company immediately by telephone of the amount so deposited to the Company's account and promptly confirm such telephonic advice in writing; and (iii) as soon as practicable, advise the Company in writing of the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, the instructions of each exercising holder of the Warrant Certificates with respect to delivery of the Shares to which such holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

          (f) Subject to Section 5.2 hereof, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, and in any event within ten (10) days thereafter, the Company shall issue or cause to be issued to or upon the written order of the registered holder of the Warrant Certificate evidencing such exercised Warrant or Warrants, a certificate or certificates evidencing the Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate. Such certificate or certificates evidencing the Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Shares as of the close of business on the Exercise Date. After such exercise of any Warrant or Warrants, the Company shall also issue or cause to be issued to or upon the written order of the registered holder of such Warrant Certificate, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to written instruction, evidencing the number of Warrants, if any, remaining unexercised unless such Warrants shall have expired.

     SECTION 2.3. CANCELLATION OF WARRANT CERTIFICATES. In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants may thereupon be delivered to the Warrant Agent, and if so delivered, shall at the Company's written instruction be canceled by it and retired. The Warrant Agent shall cancel all Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise. The Warrant Agent shall deliver such canceled Warrant Certificates to the Company.

     SECTION 2.4.     NOTICE OF AN EXERCISE EVENT OR CO-SALE EVENT.  The
Company shall, to the extent reasonably practicable, not fewer than 30 days nor more than 60 days prior to the occurrence of an Exercise Event or a Co-Sale Event, send to the Warrant Agent and each holder of Warrants and to each beneficial owner of the Warrants to the extent that the Warrants, if any, are held of record by a depository or other agent, by first-class mail, at the addresses appearing on the Warrant Register, a notice of the Exercise Event or Co-Sale Event to occur, which notice shall describe the type of Exercise Event or Co-Sale Event and the date of the proposed occurrence thereof and the date of expiration of the right to exercise the Warrants prominently set forth in the face of such notice.

                                     ARTICLE III.

                             OTHER PROVISIONS RELATING TO
                            RIGHTS OF HOLDERS OF WARRANTS

     SECTION 3.1.     ENFORCEMENT OF RIGHTS.

          (a) Notwithstanding any of the provisions of this Agreement, any holder of any Warrant Certificate, without the consent of the Warrant Agent, the holder of any Shares or the holder of any other Warrant Certificate, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

          (b) Except as set forth in this Article III, neither the Warrants nor any Warrant Certificate shall entitle the holders thereof to any of the rights of a holder of Shares, including, without limitation, the right to vote or to receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

                                     ARTICLE IV.

                           CERTAIN COVENANTS OF THE COMPANY

     SECTION 4.1. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of the Shares upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any Warrant Certificates or any certificates for Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant. In any such case, no transfer or exchange shall be made unless or until the person or persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.

     SECTION 4.2. QUALIFICATION UNDER THE SECURITIES LAWS. The Company shall comply with the terms and provisions of the Warrant Registration Rights Agreement by and between the Company and the Initial Purchaser dated as of the date of this Agreement (the "Warrant Registration Rights Agreement") relating to the registration or other qualification under the Securities Act of the offer and sale by the Company of the Shares issuable upon exercise of the Warrants.

     SECTION 4.3. REPURCHASE. In the event that the Company has not consummated a Public Equity Offering by October 1, 2006 (the "Trigger Date"), the Company shall, at its option, (i) make an offer to purchase, for cash at fair market value, all outstanding Warrants and Shares issued (if permitted by applicable law) or (ii) take all necessary action to cause all of the Shares issued or issuable to be registered or otherwise qualified under the provisions of the Securities Act pursuant to an effective registration statement within 120 days of the Trigger Date (if permitted by applicable law), in accordance with the procedures set forth in Section 2.2 of the Warrant Registration Rights Agreement, as if such registration were a Demand Registration as such term is defined therein.

     SECTION 4.4. RULES 144 AND 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, it will, upon the request of any holder or beneficial owner of Warrants, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants that it will take such further action as any holder or beneficial owner of Warrants may reasonably request, all to the extent required from time to time to enable such holder or beneficial owner to sell Warrants without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission (it being expressly understood that the foregoing shall not create any obligation on the part of the Company to file periodic or other reports under the Exchange Act at any time that it is not then required to file such reports pursuant to the Exchange Act).

     SECTION 4.5. REPORTS. For long as the Company is not subject to the reporting requirements of the Exchange Act, the Company shall furnish to all holders of Warrants all audited and unaudited quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if the Company were required to file such forms.

     SECTION 4.6. RIGHT OF FIRST REFUSAL. The Company hereby waives and agrees not to exercise its right of first refusal pursuant to Section 45 of the Company's Amended and Restated Bylaws with respect to any transfer of the Warrants or the Warrant Shares.

                                      ARTICLE V.

                                     ADJUSTMENTS

     SECTION 5.1. ADJUSTMENT OF EXERCISE RATE; NOTICES. The Exercise Rate is subject to adjustment from time to time as provided in this Section.

          (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If, after the date hereof, the Company:

               (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

               (iv) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants, or options for its Common Stock to the extent such issuance or distribution is covered by Section 5.3); or

               (v) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Common Stock);

then the Exercise Rate in effect immediately prior to such action shall be adjusted so that the holder of a Warrant thereafter exercised may receive the number of shares of Capital Stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action or immediately prior to the record date applicable thereto, if any (regardless of whether the Warrants are then exercisable and without giving effect to the Cashless Exercise option).

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. In the event that such dividend or distribution is not so paid or made or such subdivision, combination or reclassification is not effected, the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such record date or effective date had not been so fixed. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     If after an adjustment a holder of a Warrant upon exercise of such Warrant may receive shares of two or more classes of Capital Stock of the Company, the Exercise Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article V with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article V.

          (b) ADJUSTMENT FOR SALE OF COMMON STOCK BELOW CURRENT MARKET VALUE. If, after the date hereof, the Company sells any Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock (other than (1) Contingent Warrants, (2) pursuant to the exercise of the Warrants, any Common Stock or any security convertible into, or exchangeable or exercisable for, the Common Stock as to which the issuance thereof has previously been the subject of any required adjustment pursuant to this Article V, (3) the issuance of Common Stock upon the conversion, exchange or exercise of convertible, exchangeable or exercisable securities of the Company outstanding on the date of this Agreement, including the Warrants and Contingent Warrants issued pursuant to the Indenture (to the extent in accordance with the terms of such securities as in effect on the date of this Agreement), (4) any equity securities issued in connection with an underwritten public offering at a price which a nationally -recognized managing underwriter determines to equal the fair market value of such securities, (5) Common Stock or options, warrants or other Common Stock purchase rights, or the Common Stock issued pursuant to such options, warrants or other rights, granted or sold to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase, stock option or other plans or arrangements that are approved by the Board of Directors of the Company (collectively, "EMPLOYEE EQUITY ARRANGEMENTS") or (6) equity securities issued in connection with strategic transactions between the Company and one or more other entities (but not including Affiliates (as defined in the Indenture)) that have been approved by the Board of Directors of the Company (collectively, "STRATEGIC TRANSACTIONS"), including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements; PROVIDED, HOWEVER, that this exception shall not be applicable to the extent that the aggregate number of shares of Common Stock issued or issuable pursuant to Employee Equity Arrangements and Strategic Transactions at less than current market value shall exceed 134,755 shares of Common Stock) then, unless the Board of Directors determines in good faith that, taking into account all relevant circumstances, the Company has not sold any such securities for less than the Current Market Value, the Exercise Rate shall be adjusted in accordance with the formula below:

                      E' = E       x        (O + N)
                                        ---------------
                                        (O + (N x P/M))
     where:

E'   =    the adjusted Exercise Rate;



E    =    the current Exercise Rate;



O    =    the number of shares of Common Stock outstanding (including shares issuable upon conversion, exchange or exercise of convertible, exchangeable or exerciseable securities of the Company) on the date of sale of Common Stock at a price per share less than the Current Market Value to which this paragraph (b) applies;



N    =    the number of shares of Common Stock so sold or the maximum stated
          number of shares of Common Stock issuable upon the conversion, exchange, or exercise of any such convertible, exchangeable or exercisable securities, as the case may be;



P    =    the offering price per share pursuant to any such convertible, exchangeable or exercisable securities so sold or the sale price of the shares so sold, as the case may be, PLUS the consideration paid to acquire such securities, if applicable; and



M    =    the Current Market Value as of the Time of Determination or at the
          time of sale, as the case may be.

     If the Exercise Rate is required to be adjusted, in determining the price per share at which Common Stock or other securities are sold for the purposes of such adjustment, (i) to the extent the price consists of cash, such price shall be the amount of cash received by the Company before deduction of any underwriting or similar commissions, concessions or compensation determined by the Board of Directors to be paid or allowed by the Company in connection therewith; (ii) to the extent the price consists of consideration other than cash, such price shall be the fair market value of such consideration as determined in good faith by the Board of Directors, taking into account all relevant circumstances; and (iii) if Common Stock or other securities are sold in a transaction involving other assets or consideration, such price shall be the fair market value of the aggregate consideration received by the Company which the Board of Directors determines in good faith to be allocable to such Common Stock or other securities, taking into account all relevant circumstances.

     The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, warrants or options to which this paragraph (b) applies or upon consummation of the sale of Common Stock, as the case may be. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Exercise Rate shall be readjusted to the Exercise Rate which would otherwise be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights, options or warrants are not so issued, the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such date fixed for determination of stockholders entitled to receive such rights, options or warrants had not been so fixed.

     No adjustment shall be made under this paragraph (b) if the application of the formula stated above in this paragraph (b) would result in a value of E' that is lower than the value of E.

          (c) NOTICE OF ADJUSTMENT. Whenever the Exercise Rate is adjusted, the Company shall promptly mail to holders of Warrants at the addresses appearing on the Warrant Register a notice of the adjustment. The Company shall file with the Warrant Agent and any other Registrar such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.
Neither the Warrant Agent nor any such Registrar shall be under any duty or responsibility with respect to any such certificate except to exhibit the same during normal business hours to any holder desiring inspection thereof.

          (d) MINIMUM ADJUSTMENT OF EXERCISE RATE. If the amount of the Exercise Rate adjustment required pursuant to this Section would be less than one percent (1%) of the Exercise Rate in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of such Exercise Rate PROVIDED that, upon the exercise of this Warrant, all adjustments carried forward and not theretofore made up to and including the date of such exercise shall be made to the nearest one-one thousandth of a share.

          (e) REORGANIZATION OF COMPANY; SPECIAL DISTRIBUTIONS. If the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or transfers (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets to another person or group of affiliated persons (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash, or other assets of the Company or any other person) or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon exercise of Warrants shall enter into a supplemental warrant agreement. If the issuer of securities deliverable upon exercise of Warrants is an affiliate of the successor Company, that issuer shall join in the supplemental warrant agreement.

     The supplemental warrant agreement shall provide that the holder of a Warrant may exercise it for the kind and amount of securities, cash or other assets which such holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such holder had exercised the Warrant immediately before the effective date of the transaction (whether or not the Warrants were then exercisable and without giving effect to the Cashless Exercise option), assuming (to the extent applicable) that such holder (i) was not a constituent person or an affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing holders. The supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
V. The successor Company shall mail to holders of Warrants at the addresses appearing on the Warrant Register a notice briefly describing the supplemental warrant agreement.

     If this paragraph (e) applies paragraph (a) shall not apply.

          (f) COMPANY DETERMINATION FINAL. Any determination that the Company or the Board of Directors of the Company must make pursuant to this Article V is conclusive, in the absence of manifest error.

          (g) WARRANT AGENT'S ADJUSTMENT DISCLAIMER. The Warrant Agent has no duty to determine when an adjustment under this Article V should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether a supplemental warrant agreement under paragraph (e) need be entered into or whether any provisions of any supplemental warrant agreement are correct. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Article V.

          (h) ADJUSTMENT FOR TAX PURPOSES. The Company may make such increases in the Exercise Rate, in addition to those otherwise required by this Section, as it determines in its sole discretion to make in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

          (i) UNDERLYING SHARES. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or Common Stock held in the treasury of the Company, for the purpose of effecting the exercise of Warrants, the full number of Shares then deliverable upon the exercise of all Warrants then outstanding (without giving effect to the Cashless Exercise Option), and the shares so deliverable shall be fully paid and nonassessable and free from all liens and security interests.

          (j) SPECIFICITY OF ADJUSTMENT. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of Shares per Warrant as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

          (k) ADJUSTMENTS TO PAR VALUE. The Company shall make such adjustments to the par value of the Common Stock in order that, upon exercise of the Warrants, the Shares will be fully paid and non-assessable.

          (l) VOLUNTARY ADJUSTMENT. The Company from time to time may increase the Exercise Rate by any number and for any period of time (PROVIDED, that such period is not less than 20 Business Days). Whenever the Exercise Rate is so increased, the Company shall mail to holders at the addresses appearing on the Warrant Register and file with the Warrant Agent a notice of the increase. The Company shall give the notice at least 15 days before the date the increased Exercise Rate takes effect. The notice shall state the increased Exercise Rate and the period it will be in effect. A voluntary increase in the Exercise Rate does not change or adjust the Exercise Rate otherwise in effect as determined by this Section 5.1.

          (m)  NO OTHER ADJUSTMENT FOR DIVIDENDS.  Except as provided in this
Article V, no payment or adjustment will be made for dividends on any Common Stock.

          (n) MULTIPLE ADJUSTMENTS. After an adjustment to the Exercise Rate under this Article V, any subsequent event requiring an adjustment under this
Article V shall cause an adjustment to the Exercise Rate as so adjusted.

          (o)  DEFINITIONS.

     "CURRENT MARKET VALUE" per share of Common Stock or of any other security at any date shall be (1) if the security is not registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (i) the value of the security determined reasonably and in good faith by a disinterested majority of the Board of Directors of the Company and certified in a board resolution, or, if at the time there are not at least three disinterested members of the Board of Directors, by a nationally recognized investment banking firm or appraisal firm which is not an affiliate of the Company ("INDEPENDENT FINANCIAL EXPERT"), or (2) if the security is registered under the Exchange Act, the lesser of (A) the average of the daily closing bid prices for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date or, if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily closing bid prices for all of the Business Days before such date for which daily closing bid prices are available or (B) the closing price on the date of issuance, except that in connection with any Employee Equity Arrangement (as defined in Section 5.1(b), Current Market Value shall equal 100% of the closing price of the Common Stock on the date such Employee Equity Arrangement is awarded. If the closing bid is not determinable for at least 10 Business Days in such period, the Current Market Value of the security shall be determined as if the security were not registered under the Exchange Act. For purposes of this definition, a director shall be deemed to be "disinterested" if he or she is not, either directly or indirectly, purchasing shares of Common Stock or other securities in connection with the transaction giving rise to the requirement that the Board of Directors make a determination of the value of such securities.

          (p) Any adjustment to the Exercise Rate under this Article V which is effective prior to the issuance of the Contingent Warrants shall be deemed effective upon issuance of the

Contingent Warrants such that the Exercise Rate with respect to the Contingent Warrants shall be the same as the Exercise Rate with respect to the Initial Warrants on the date of issuance of the Contingent Warrants.

     "TIME OF DETERMINATION" means the time and date of the determination of stockholders entitled to receive rights, warrants, or options or a distribution, in each case, to which paragraph (b) applies.

     SECTION 5.2. FRACTIONAL SHARES. The Company will not be required to issue fractional Shares upon exercise of the Warrants or distribute Share certificates that evidence fractional Shares. In lieu of fractional Shares, if the Company so elects, there shall be paid to the registered holders of Warrant Certificates at the time Warrants evidenced thereby are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value, as defined in paragraph (o) of Section 5.1 of this Agreement, per Share on the Business Day preceding the date the Warrant Certificates evidencing such Warrants are surrendered for exercise. Such payments will be made by check or by transfer to an account maintained by such registered holder with a bank in The City of New York. If any holder surrenders for exercise more than one Warrant Certificate, the number of Shares deliverable to such holder may, at the option of the Company, be computed on the basis of the aggregate amount of all the Warrants exercised by such holder.

     SECTION 5.3. CERTAIN DISTRIBUTIONS. If at any time the Company grants, issues or sells options, convertible securities, or rights to purchase Capital Stock, warrants or other securities pro rata to the record holders of the Common Stock (the "DISTRIBUTION RIGHTS") or, without duplication, makes any dividend or otherwise makes any distribution ("DISTRIBUTION") on shares of Common Stock (whether in cash, property, evidences of indebtedness or otherwise), then the Company shall grant, issue, sell or make to each registered holder of Warrants the aggregate Distribution Rights or Distribution, as the case may be, which such holder would have acquired if such holder had held the maximum number of Shares acquirable upon complete exercise of such holder's Warrants (regardless of whether the Warrants are then exercisable and without giving effect to the Cashless Exercise option) immediately before the record date for the grant, issuance or sale of such Distribution Rights or Distribution, as the case may be, or, if there is no such record date, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Distribution Rights or Distribution, as the case may be. If in connection with any Distribution the Company offers to the holders of the Common Stock to include in a registration statement under the Securities Act of 1933 any of the Distribution Rights or any securities issued or issuable upon the exercise, conversion or exchange of Distribution Rights, then the Company shall offer to all holders of Warrants the opportunity to have their Distribution Rights or such other securities included in such registration statement on a basis that is no less favorable than that offered to the holders of Common Stock.

                                     ARTICLE VI.

                             CONCERNING THE WARRANT AGENT

     SECTION 6.1. WARRANT AGENT. The Company hereby appoints The Bank of New York, as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein and in the Warrant Certificates set forth; and The Bank of New York hereby accepts such appointment. The Warrant Agent shall have the powers and authority specifically granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it and it shall accept in writing. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

     SECTION 6.2. CONDITIONS OF WARRANT AGENT'S OBLIGATIONS. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof and in the Warrant Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

          (a) The Warrant Agent shall be entitled to compensation to be agreed upon with the Company in writing for all services rendered by it and the Company agrees promptly to pay such compensation and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent and any predecessor Warrant Agent, their directors, officers, affiliates, agents and employees for, and to hold them and their directors, officers, affiliates, agents and employees harmless against, any loss, liability or expense of any nature whatsoever (including, without limitation, fees and expenses of counsel) incurred without gross negligence or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder and its exercise of its rights and performance of its obligations hereunder. The obligations of the Company under this Section 6.2 shall survive the exercise and the expiration of the Warrant Certificates and the resignation and removal of the Warrant Agent.

          (b) In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

          (c) The Warrant Agent may consult with counsel of its selection and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

          (d) The Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (e) The Warrant Agent, and its officers, directors, affiliates and employees ("WARRANT AGENT RELATED PARTIES"), may become the owners of, or acquire any interest in,

Warrant Certificates, shares or other obligations of the Company with the same rights that it or they would have it if were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depository, trustee or agent for, any committee or body of holders of shares or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent or such Warrant Agent Related Parties from acting in any other capacity for the Company.

          (f) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

          (g) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement (or any term or provision hereof) or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its authentication thereof).

          (h) The recitals and other statements contained herein and in the Warrant Certificates (except as to the Warrant Agent's authentication thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility for the correctness of the same. The Warrant Agent does not make any representation as to the validity or sufficiency of this Agreement or the Warrant Certificates, except for its due execution and delivery of this Agreement; PROVIDED, HOWEVER, that the Warrant Agent shall not be relieved of its duty to authenticate the Warrant Certificates as authorized by this Agreement. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant.

          (i) Before the Warrant Agent acts or refrains from acting with respect to any matter contemplated by this Warrant Agreement, it may require:

               (i) an Officers' Certificate (as defined in the Indenture) stating on behalf of the Company that, in the opinion of the signers, all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with; and

               (ii) if reasonably necessary in the sole judgment of the Warrant Agent, an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with provided that such matter is one customarily opined on by counsel.

     Each Officers' Certificate or, if requested, an opinion of counsel with respect to compliance with a condition or covenant provided for in this Warrant Agreement shall include:

     (1) a statement that the person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          (j) The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in
Section 7.2 hereof, to make any demand upon the Company.

          (k) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Agreement shall be sufficient if signed by its chairman of the Board of Directors, its president, its treasurer, its controller or any vice president or its secretary or any assistant secretary.

          (l) The Warrant Agent shall have no responsibility in respect of any adjustment pursuant to Article V hereof.

          (m) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

          (n) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the chairman of the Board of Directors, the president, the treasurer, the controller, any vice president or the secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and to apply to such officers or officials for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions with respect to any matter arising in connection with the Warrant Agent's duties and obligations arising under this Agreement. Such application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent with respect to its duties or obligations under this Agreement and the date on or after which such action shall be taken and the Warrant Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than 10 Business Days after the Company receives such application unless the Company consents to a shorter period), provided that (i) such application includes a statement to the effect that it is being made pursuant to this paragraph (m) and that unless objected to prior to such date specified in the application, the Warrant Agent will not be liable for any such action or omission to the extent set forth in such paragraph (m) and (ii) prior to taking or omitting any such action, the Warrant Agent has not received written instructions objecting to such proposed action or omission.

          (o) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed on behalf of the Company by any one of the chairman of the Board of Directors, the president, the treasurer, the controller, any vice president or the secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (p) The Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder.

     SECTION 6.3.     RESIGNATION AND APPOINTMENT OF SUCCESSOR.

          (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder.

          (b) The Warrant Agent may at any time resign as Warrant Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; PROVIDED, HOWEVER, that such date shall be at least 60 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent, qualified as provided in Section 6.3(d) hereof, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. As provided in Section 6.3(d) hereof, such resignation shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Warrant Agent or (y) 60 days after receipt by the Company of notice of such resignation. The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Warrant Agent and appoint a successor

Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. The Warrant Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in Section 6.3(d). As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrants in the manner provided for in Section 7.4 hereof.

          (c) Upon resignation or removal of the Warrant Agent, if the Company shall fail to appoint a successor Warrant Agent within a period of 60 days after receipt of such notice of resignation or removal, then the holder of any Warrant Certificate or the retiring Warrant Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

          (d) Any successor Warrant Agent, whether appointed by the Company or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof and having, at the time of its appointment, a combined capital surplus of at least $50 million. Such successor Warrant Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Warrant Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Warrant Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Warrant Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 6.2(a) hereof, pay over, and such successor Warrant Agent shall be entitled to receive, all monies deposited with or held by any predecessor Warrant Agent hereunder.

          (e) Any corporation or bank into which the Warrant Agent hereunder may be merged or converted, or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Warrant Agent under this Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

          (f) No Warrant Agent under this Warrant Agreement shall be personally liable for any action or omission of any successor Warrant Agent.

                                     ARTICLE VII.

                                    MISCELLANEOUS

     SECTION 7.1. AMENDMENT. This Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, or to effect any assumptions of the Company's obligations hereunder and thereunder by a successor corporation under the circumstances described in Section 5.1(e) hereof or in any other manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Warrant Certificates.

     The Company and the Warrant Agent may modify this Agreement and the terms of the Warrants with the consent of the holders of not less than a majority in number of the then outstanding Initial Warrants and/or majority in number of the then outstanding Contingent Warrants, each voting as a separate class, as applicable, for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the outstanding Initial Warrants and/or Contingent Warrants, as applicable, PROVIDED, HOWEVER, that no such modification that decreases the Exercise Rate, increases the Exercise Price, reduces the period of time during which the Warrants are exercisable hereunder, otherwise materially and adversely affects the rights of the holders of the Warrants, reduces the percentage required for modification, or effects any change to this
Section 7.1 may be made with respect to an outstanding Warrant without the consent of the holder of such Warrant. Notwithstanding any other provision of this Agreement, the Warrant Agent's consent must be obtained regarding any supplement or amendment which alters the Warrant Agent's rights or duties (it being expressly understood that the foregoing shall not be in derogation of the right of the Company to remove the Warrant Agent in accordance with Section 6.3 hereof).

     The Warrant Agent shall provide written notice, which notice shall first be provided by the Company to the Warrant Agent, to the Warrant holders describing any modification or amendment to this Agreement pursuant to this Section 7.1.

     Any modification or amendment made in accordance with this Agreement will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

     SECTION 7.2. NOTICES AND DEMANDS TO THE COMPANY AND WARRANT AGENT. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions hereof or of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

     SECTION 7.3. ADDRESSES FOR NOTICES TO PARTIES AND FOR TRANSMISSION OF DOCUMENTS. All notices hereunder to the parties hereto shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by facsimile transmission, confirmed by first class mail, postage prepaid, addressed to any party hereto as follows:

           To the Company:



               Coinstar, Inc.,
               13231 SE 36th Street, Suite 200
               Bellevue, Washington 98006
               Attention:  Jens H. Molbak

          with a copy to:

               Mark P. Tanoury
               Cooley Godward LLP
               3000 Sand Hill Road
               Building 3, Suite 230
               Menlo Park, California  94025
               Telecopier No.:  415/854-2691

           and a copy to:

               Meredith Jackson
               Wilson, Sonsini, Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California  94304
               Telecopier No.:  415/493-6811

          To the Warrant Agent:

               The Bank of New York
               Corporate Trust Division
               101 Barclay Street
               21st Floor
               New York, New York 10286
               Telecopier No.:  212/815-5915
               Attention: Vivian Georges

or at any other address of which either of the foregoing shall have notified the other in writing.

     SECTION 7.4. NOTICES TO HOLDERS. Notices to holders of Warrants shall be mailed to such holders at the addresses of such holders as they appear in the Warrant Register. Any such notice shall be sufficiently given if sent by first-class mail, postage prepaid.

     SECTION 7.5. APPLICABLE LAWS; JURISDICTION. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER AND OF THE RESPECTIVE TERMS AND PROVISIONS THEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     Each of the parties hereto hereby irrevocably and unconditionally: (i) submits itself and its property in any legal action or proceeding relating to this Warrant Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York, and appellate courts thereof, and consents and agrees to such action or proceeding being brought in such courts; and (ii) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in any inconvenient court and agrees not to plead or claim the same.

     SECTION 7.6. PERSONS HAVING RIGHTS UNDER AGREEMENT. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the holders of the Warrant Certificates.

     SECTION 7.7. HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 7.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 7.9. INSPECTION OF AGREEMENT. A copy of this Agreement shall be available during regular business hours at the principal corporate trust office of the Warrant Agent, for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.



                              COINSTAR, INC.





                              By:    /s/ Jens H. Molbak
                                     --------------------------
                              Name:  Jens H. Molbak
                                     --------------------------
                              Title: CEO and President
                                     --------------------------




                              THE BANK OF NEW YORK,
                              as Warrant Agent





                              By:    /s/ Vivian Georges
                                     --------------------------
                              Name:  Vivian Georges
                                     --------------------------
                              Title: Assistant Vice President
                                     --------------------------

                                                                   EXHIBIT A

                         [FORM OF WARRANT CERTIFICATE]
                                    [FACE]

     [Unless and until it is exchanged in whole or in part for Warrants in certificated form, this Warrant may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

          "THIS SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE

--------------------
(1) This paragraph is to be included only if the Warrant is in global form.

          APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

                                                                CUSIP# [    ]

NO. [       ]                                              [        ] WARRANTS

                              WARRANT CERTIFICATE

     This Warrant Certificate certifies that [           ], or
registered assigns, is the registered holder of [    ] Warrants (the
"WARRANTS") to purchase shares of Common Stock, $.001 par value (the "COMMON STOCK"), of COINSTAR, INC., a Delaware corporation (the "COMPANY"). Each Warrant entitles the holder to purchase from the Company at any time from 9:00 a.m. until 5:00 p.m. New York City time
(i) on or after the occurrence of an Exercise Event, on the earlier to occur of (a) 90 days after an Exercise Event and (b) October 1, 2006 (unless otherwise extended as provided for herein) (the "EXPIRATION DATE"), seven fully paid and nonassessable shares of Common Stock (the "SHARES," which may also include any other securities or property purchasable upon exercise of a Warrant, such adjustment and inclusion each as provided in the Warrant Agreement) and (ii) on and for 10 days following a Co-Sale Event, the number of fully paid and non-assessable Shares which shall be included in a sale pursuant to Section 3 or 5 of the Co-Sale Agreement, in each case at the exercise price (the "EXERCISE PRICE") of $.01 per share upon surrender of this Warrant Certificate and payment of the Exercise Price at any office or agency maintained for that purpose by the Company (the "WARRANT AGENT OFFICE"), subject to the conditions set forth herein and in the Warrant Agreement. Notwithstanding the foregoing, a Warrant may also be exercised solely by the surrender of the Warrant, and without the payment of the Exercise Price in cash, for such number of Shares equal to the product of (1) the number of Shares for which such Warrant is exercisable with payment of the Exercise Price as of the date of exercise and (2) the Cashless Exercise Ratio. For purposes of this Warrant, the "CASHLESS EXERCISE RATIO" shall equal a fraction, the numerator of which is the excess of the Current Market Value of the Common Stock on the date of exercise (calculated as set forth in Section 5.1(o) of the Warrant Agreement) over the Exercise Price Per Share as of the date of exercise and the denominator of which is the Current Market Value of the Common Stock on the date of exercise (calculated as set forth in Section 5.1(o') of the Warrant Agreement). An exercise of a Warrant in accordance with the immediately preceding sentences is herein called a "CASHLESS EXERCISE." Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the number of Shares deliverable upon a Cashless Exercise shall be equal to the number of Warrants that the Holder specifies is to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of the Warrant Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented hereby.

     "CO-SALE AGREEMENT" means that certain Amended and Restated Co-Sale Agreement dated as of December 15, 1995 by and among the Company and the other persons party thereto, as amended or supplemented from time to time.

     "CO-SALE EVENT" means so long as an Exercise Event shall not have previously occurred, the seventh day prior to any date on which a holder of Warrants will sell all or a portion of the Warrants or Shares pursuant to Sections 3 or 5 of the Amended and Restated Co-Sale Agreement dated as of December 15, 1995 by and among the Company and the other Persons party thereto, as amended or supplemented from time to time (the "Co-Sale Agreement").

     "EXERCISE EVENT" means, with respect to each Warrant, the date of the earliest of: (1) the seventh day prior to the occurrence of a Change of Control, (2) the consummation of a Public Equity Offering, (3) a consolidation, merger or purchase of assets involving the Company or any of its Subsidiaries that results in the Common stock of the Company being subject to registration, (4) the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, or (5) the 90th day prior to October 1, 2006.

     To the extent an exercise of a Warrant is not effected through the Cashless Exercise, the Exercise Price shall be payable by certified check or official bank check or by such other means as is acceptable to the Company in the lawful currency of the United States of America which as of the time of payment is legal tender for payment of public or private debts. The Company has initially designated the principal corporate trust office of the Warrant Agent in the Borough of Manhattan, The City of New York, as the initial Warrant Agent Office. The number of Shares issuable upon exercise of the Warrants ("EXERCISE RATE") is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on October 1, 2006 (unless otherwise extended as provided for in the Warrant Agreement) shall thereafter be void.

     Terms used and not otherwise defined in this Warrant Certificate shall have the meanings given them in the Warrant Agreement.

     Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent, as such term is used in the Warrant Agreement.

     THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     WITNESS the facsimile signatures of its duly authorized officers.





                                   COINSTAR, INC.,





                                   By:  ________________________________
                                     Name:______________________________
                                     Title:_____________________________

Attest:


By: ___________________________
    Name: _____________________
    Title:_____________________

Dated:  _____________________, 1996


Certificate of Authentication:
This is one of the Warrants
referred to in the within
mentioned Warrant Agreement:

THE BANK OF NEW YORK,
  as Warrant Agent

By: _____________________________
    Authorized Signatory

                         [FORM OF WARRANT CERTIFICATE]
                                   [REVERSE]

                                COINSTAR, INC.,

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on the earlier to occur of (a) 90 days after an Exercise Event which causes such Warrants to become exercisable and (b) October 1, 2006 (unless otherwise extended as provided for herein). The Warrants are issued pursuant to a Warrant Agreement dated as of October 1, 1996 (the "WARRANT AGREEMENT"), duly executed and delivered by the Company to The Bank of New York as Warrant Agent (the "WARRANT AGENT"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or holder" meaning the registered holders or registered holder) of the Warrants, and the terms set forth in this Warrant Certificate are qualified by reference to the terms of the Warrant Agreement.

     Warrants may be exercised by (i) surrendering at any Warrant Agent Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) to the extent such exercise is not being effected through a Cashless Exercise, paying in full the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

     If all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on October 1, 2006, if all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

     As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing the Share or Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate, and upon payment of any applicable transfer taxes required pursuant to the Warrant Agreement. Such certificate or certificates evidencing the Share or Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

     The Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants or distribute Share certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, at the Company's election, there shall be paid to the registered Holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value (as defined in the Warrant

Agreement) per share on the Business Day preceding the date this Warrant Certificate is surrendered for exercise.

     Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate
(notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     The term "Business Day" shall mean any day on which (i) banks in New York City, (ii) the principal national securities exchange or market on which the Common Stock is listed or admitted to trading and (iii) the principal national securities exchange or market on which the Warrants are listed or admitted to trading are open for business.

                        (FORM OF ELECTION TO EXERCISE)

        (To be executed upon exercise of Warrants on the Exercise Date)

     The undersigned hereby irrevocably elects to exercise [     ] of
the Warrants represented by this Warrant Certificate and purchase the whole number of Shares issuable upon the exercise of such Warrants and
herewith tenders payment for such Shares in the amount of $[     ] in
cash or by certified or official bank check, in accordance with the terms hereof. In lieu of payment of the cash exercise price, the holder
hereof is electing to exercise [   ] Warrants pursuant to a Cashless
Exercise (as defined in the Warrant Agreement) for [   ] shares of
Common Stock at the current Cashless Exercise Ratio. The undersigned requests that a certificate representing such Shares be registered in the name of _____________________ whose address is ___________________
____________________________ and that such certificate be delivered to
_________________________ whose address is _________________________.
Any cash payments to be paid in lieu of a fractional Share should be made to __________________ whose address is _______________________ and the check representing payment thereof should be delivered to ____________________ whose address is ______________________.

          Dated __________________, 19__



          Name of holder of
          Warrant Certificate:  _______________________________
                                        (Please Print)


          Tax Identification or
          Social Security Number:        ____________________________



          Address:  ___________________________________________

                    ___________________________________________


          Signature:  _________________________________________

               Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, or if any cash payment to be paid in lieu of a fractional share is to be made to a person other than the registered holder of this Warrant Certificate, the signature of the holder hereof must be guaranteed as provided in the Warrant Agreement.

Dated ____________________, 19__

          Signature:  __________________________________________________
                      Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

          Signature Guaranteed:_________________________________________

                              FORM OF ASSIGNMENT

     For value received _____________________ hereby sells, assigns and transfers unto _____________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated ____________________, _____

           Signature: _________________________________________________
                      Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

           Signature Guaranteed:   _____________________________________

               SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS(2)

     The following exchanges of a part of this Global Warrant for certificated Warrants have been made:


                                                   NUMBER OF
                 AMOUNT OF        AMOUNT OF     WARRANTS OF THIS
                DECREASE IN      INCREASE IN      GLOBAL WARRANT  SIGNATURE OF
                 NUMBER OF        NUMBER OF      FOLLOWING SUCH    AUTHORIZED
  DATE OF    WARRANTS OF THIS  WARRANTS OF THIS   DECREASE (OR    SIGNATORY OF
 EXCHANGE     GLOBAL WARRANT    GLOBAL WARRANT      INCREASE)     WARRANT AGENT
--------------------------------------------------------------------------------









--------------------
(2)  This is to be included only if the Warrant is in global form.

EXHIBIT B

                         [FORM OF WARRANT CERTIFICATE]
                                    [FACE]

     [Unless and until it is exchanged in whole or in part for Warrants in certificated form, this Warrant may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](3)

          "THIS SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE

--------------------
(3) This paragraph is to be included only if the Warrant is in global form.

          APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

                                                                  CUSIP# [    ]

NO. [       ]                                              [        ] WARRANTS

                         WARRANT CERTIFICATE

     This Warrant Certificate certifies that [           ], or
registered assigns, is the registered holder of [    ] Warrants (the
"WARRANTS") to purchase shares of Common Stock, $.001 par value (the "COMMON STOCK"), of COINSTAR, INC., a Delaware corporation (the "COMPANY"). This Warrant shall not be issued unless the Company has not consummated an offering of Equity Interests (as defined in the Warrant Agreement) (other than Disqualified Capital Stock (as defined in the Warrant Agreement)) by the Company to the public pursuant to a registration statement filed with the Securities and Exchange Commission by October 1, 1998, the gross proceeds of which exceed $25 million, and an Exercise Event (as defined below) has not otherwise occurred. Each Warrant entitles the holder to purchase from the Company at any time from 9:00 a.m. until 5:00 p.m. New York City time (i) on or after the occurrence of an Exercise Event, on the earlier to occur of (a) 90 days after an Exercise Event and (b) October 1, 2006 (unless otherwise extended as provided for herein) (the "EXPIRATION DATE"), three fully paid and nonassessable shares of Common Stock (the "SHARES," which may also include any other securities or property purchasable upon exercise of a Warrant, such adjustment and inclusion each as provided in the Warrant Agreement) and (ii) on and for 10 days following a Co-Sale Event, the number of fully paid and non-assessable Shares which shall be included in a sale pursuant to Section 3 or 5 of the Co-Sale Agreement, in each case at the exercise price (the "EXERCISE PRICE") of $.01 per share upon surrender of this Warrant Certificate and payment of the Exercise Price at any office or agency maintained for that purpose by the Company (the "WARRANT AGENT OFFICE"), subject to the conditions set forth herein and in the Warrant Agreement. Notwithstanding the foregoing, a Warrant may also be exercised solely by the surrender of the Warrant, and without the payment of the Exercise Price in cash, for such number of Shares equal to the product of (1) the number of Shares for which such Warrant is exercisable with payment of the Exercise Price as of the date of exercise and (2) the Cashless Exercise Ratio. For purposes of this Warrant, the "CASHLESS EXERCISE RATIO" shall equal a fraction, the numerator of which is the excess of the Current Market Value of the Common Stock on the date of exercise (calculated as set forth in Section 5.1(o) of the Warrant Agreement) over the Exercise Price Per Share as of the date of exercise and the denominator of which is the Current Market Value of the Common Stock on the date of exercise (calculated as set forth in Section 5.1(o`) of the Warrant Agreement). An exercise of a Warrant in accordance with the immediately preceding sentences is herein called a "CASHLESS EXERCISE." Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the number of Shares deliverable upon a Cashless Exercise shall be equal to the number of Warrants that the Holder specifies is to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of the Warrant Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented hereby.

     "CO-SALE AGREEMENT" means that certain Amended and Restated Co-Sale Agreement dated as of December 15, 1995 by and among the Company and the other persons party thereto, as amended or supplemented from time to time.

     "CO-SALE EVENT" means so long as an Exercise Event shall not have previously occurred, the seventh day prior to any date on which a holder of Warrants will sell all or a portion of the Warrants or Shares pursuant to Sections 3 or 5 of the Amended and Restated Co-Sale
Agreement dated as of

December 15, 1995 by and among the Company and the other Persons party thereto, as amended or supplemented from time to time (the "Co-Sale Agreement").

     "EXERCISE EVENT" means, with respect to each Warrant, the date of the earliest of: (1) the seventh day prior to the occurrence of a Change of Control, (2) the consummation of a Public Equity Offering, (3) a consolidation, merger or purchase of assets involving the Company or any of its Subsidiaries that results in the Common stock of the Company being subject to registration, (4) the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, or
(5) the 90th day prior to October 1, 2006.

     To the extent an exercise of a Warrant is not effected through the Cashless Exercise, the Exercise Price shall be payable by certified check or official bank check or by such other means as is acceptable to the Company in the lawful currency of the United States of America which as of the time of payment is legal tender for payment of public or private debts. The Company has initially designated the principal corporate trust office of the Warrant Agent in the Borough of Manhattan, The City of New York, as the initial Warrant Agent Office. The number of Shares issuable upon exercise of the Warrants ("EXERCISE RATE") is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on October 1, 2006 (unless otherwise extended as provided for in the Warrant Agreement) shall thereafter be void.


     Terms used and not otherwise defined in this Warrant Certificate shall have the meanings given them in the Warrant Agreement.

     Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.


     This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent, as such term is used in the Warrant Agreement.

     THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     WITNESS the facsimile signatures of its duly authorized officers.



                                   COINSTAR, INC.,


                                   By:  ________________________________
                                     Name: _____________________________
                                     Title: ____________________________

Attest:


By: ___________________________
    Name: _____________________
    Title: ____________________

Dated:  _______________________, 1996





Certificate of Authentication:
This is one of the Warrants
referred to in the within
mentioned Warrant Agreement:

THE BANK OF NEW YORK,
  as Warrant Agent

By: _____________________________
    Authorized Signatory

                    [FORM OF WARRANT CERTIFICATE]
                              [REVERSE]

                           COINSTAR, INC.,

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on the earlier to occur of (a) 90 days after an Exercise Event which causes such Warrants to become exercisable and (b) October 1, 2006 (unless otherwise extended as provided for herein), each of which represents the right to purchase at any time on or after an Exercisability Date (as defined in the Warrant Agreement) and on or prior to such date [three] shares of Common Stock of the Company, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated as of October 22, 1996 (the "WARRANT AGREEMENT"), duly executed and delivered by the Company to The Bank of New York as Warrant Agent (the "WARRANT AGENT"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or holder" meaning the registered holders or registered holder) of the Warrants, and the terms set forth in this Warrant Certificate are qualified by reference to the terms of the Warrant Agreement.

     Warrants may be exercised by (i) surrendering at any Warrant Agent Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) to the extent such exercise is not being effected through a Cashless Exercise, paying in full the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

     If all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on October 1, 2006, if all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

     As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing the Share or Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate, and upon payment of any applicable transfer taxes required pursuant to the Warrant Agreement. Such certificate or certificates evidencing the Share or Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

     The Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants or distribute Share certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, at the Company's election, there shall be paid to the registered Holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value (as defined in the Warrant Agreement) per share on the Business Day preceding the date this Warrant Certificate is surrendered for exercise.

     Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate
(notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     The term "Business Day" shall mean any day on which (i) banks in New York City, (ii) the principal national securities exchange or market on which the Common Stock is listed or admitted to trading and (iii) the principal national securities exchange or market on which the Warrants are listed or admitted to trading are open for business.

                   (FORM OF ELECTION TO EXERCISE)

   (To be executed upon exercise of Warrants on the Exercise Date)

     The undersigned hereby irrevocably elects to exercise [     ] of
the Warrants represented by this Warrant Certificate and purchase the whole number of Shares issuable upon the exercise of such Warrants and
herewith tenders payment for such Shares in the amount of $[     ] in
cash or by certified or official bank check, in accordance with the terms hereof. In lieu of payment of the cash exercise price, the holder
hereof is electing to exercise [   ] Warrants pursuant to a Cashless
Exercise (as defined in the Warrant Agreement) for [   ] shares of
Common Stock at the current Cashless Exercise Ratio. The undersigned requests that a certificate representing such Shares be registered in the name of _____________________ whose address is ___________________
____________________________ and that such certificate be delivered to
_________________________ whose address is _________________________.
Any cash payments to be paid in lieu of a fractional Share should be made to __________________ whose address is _______________________ and the check representing payment thereof should be delivered to ____________________ whose address is ______________________.

          Dated __________________, 19__


          Name of holder of
          Warrant Certificate:  _______________________________
                                        (Please Print)

          Tax Identification or
          Social Security Number:     ____________________________

          Address:  ___________________________________________

                    ___________________________________________


          Signature:  _________________________________________
                    Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, or if any cash payment to be paid in lieu of a fractional share is to be made to a person other than the registered holder of this Warrant Certificate, the signature of the holder hereof must be guaranteed as provided in the Warrant Agreement.

Dated ____________________, 19__

          Signature:     _______________________________________________
                         Note:     The above signature must correspond
                                   with the name as written upon the
                                   face of this Warrant Certificate in
                                   every particular, without alteration
                                   or enlargement or any change
                                   whatever.

          Signature Guaranteed:_________________________________________

                         FORM OF ASSIGNMENT

     For value received _____________________ hereby sells, assigns and transfers unto _____________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated ____________________, _____

           Signature:    ______________________________________________
                         Note:     The above signature must correspond
                                   with the name as written upon the
                                   face of this Warrant Certificate in
                                   every particular, without alteration
                                   or enlargement or any change
                                   whatever.

           Signature Guaranteed:  _____________________________________

          SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS(4)

     The following exchanges of a part of this Global Warrant for certificated Warrants have been made:

                                                   NUMBER OF
               AMOUNT OF         AMOUNT OF      WARRANTS OF THIS
              DECREASE IN       INCREASE IN      GLOBAL WARRANT    SIGNATURE OF
               NUMBER OF         NUMBER OF       FOLLOWING SUCH     AUTHORIZED
  DATE OF   WARRANTS OF THIS  WARRANTS OF THIS    DECREASE (OR     SIGNATORY OF
 EXCHANGE    GLOBAL WARRANT    GLOBAL WARRANT      INCREASE)      WARRANT AGENT
--------------------------------------------------------------------------------









--------------------
(4)  This is to be included only if the Warrant is in global form.

                                                                   EXHIBIT C

              CERTIFICATE TO BE DELIVERED UPON EXCHANGE
               OR REGISTRATION OF TRANSFER OF WARRANTS



Re:  Warrants to Purchase Common Stock (the "WARRANTS") of COINSTAR,
INC.,



     This Certificate relates to ____ Warrants held in* ___ book-entry or* _______ certificated form by ______ (the "TRANSFEROR").

     The Transferor:*

     / / has requested the Warrant Agent by written order to deliver in exchange for its beneficial interest in the Global Warrant held by the Depository a Warrant or Warrants in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Warrant (or the portion thereof indicated above); or

     / / has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

     / / In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and the restrictions on transfers thereof as provided in Section 1.7 of such Warrant Agreement, and that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the "ACT") because[*]:

     / / Such Warrant is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 1.7(a)(y)(A) or Section 1.7(d)(i)(A) of the Warrant Agreement).

     / / Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Act), in reliance on Rule 144A.

     / / Such Warrant is being transferred in accordance with Rule 144 under the Act.

     / / Such Warrant is being transferred in accordance with Rule 904 under the Act..

     / / Such Warrant is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act, other than Rule 144A, Rule 144 or Rule 904 under the Act. An opinion of counsel to the effect that such transfer does not require registration under the Act accompanies this Certificate.

                                   ______________________________
                                   [INSERT NAME OF TRANSFEROR]

                                   By:  _________________________



 Date:  _____________
                                                       *Check applicable box.

                                                                    EXHIBIT D

                 TRANSFEREE LETTER OF REPRESENTATION

COINSTAR, INC.,
13231 SE 36th Street, Suite 200
Bellevue, WA 98006

Ladies and Gentlemen:


                    Re:  _______________________________________________

     In connection with [our] [my] proposed purchase of warrants to purchase Common Stock, par value $.001 per share, (the "SECURITIES") of Coinstar, Inc., (the "COMPANY") [we] [I] confirm that:

     1. [We] [I] understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") and, unless so registered, may not be sold except as permitted in the following sentence. [We] [I] agree on [our] [my] own behalf and on behalf of any investor account for which [we are] [I am] purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities, or any predecessor thereto (the "RESALE RESTRICTION TERMINATION DATE") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Securities are eligible for resale pursuant to Rule 144A, under the Securities Act, to a person [we] [I] reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for his own account or for the account of such another "accredited investor," or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the warrant agent under the Warrant Agreement pursuant to which the Securities were issued (the "WARRANT AGENT") which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. The Warrant Agent and the Company reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (c), (d), or (e) above to require the delivery of a written opinion of counsel, certifications, and or other information satisfactory to the Company and the Warrant Agent.

     2. [We are] [I am] an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act) purchasing for [our] [my] own account or for the account of another

"accredited investor," and [we are] [I am] acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and [we] [I] have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of [our] [my] investment in the Securities, and [we] [I] and any accounts for which [we are] [I am] acting are each able to bear the economic risk of our or its investment for an indefinite period.

     3. [We are] [I am] acquiring the Securities purchased by [us] [me] for [our] [my] own account or for one or more accounts as to each of which [we] [I] exercise sole investment discretion.

     4. You and your counsel are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,



                              (Name of Purchaser)


                              By: ______________________

                              Date: _____________________



     Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:



Name:_______________________________

Address:____________________________

Taxpayer ID Number:_________________